EMPLOYEE RETENTION AGREEMENT

                                  by and among

                             TARRYTOWNS BANK, FSB,

                           TAPPAN ZEE FINANCIAL, INC.

                                      and

                              JAMES D. HARALAMBIE

                          ---------------------------

                          Made and Entered Into As of
                                 June 23, 1997

                          ---------------------------

                                          ---------------------------

                                                        THACHER PROFFITT & WOOD

                                                          Two World Trade Center
                                                        New York, New York 10048

                          EMPLOYEE RETENTION AGREEMENT

            This EMPLOYEE RETENTION AGREEMENT ("Agreement") is made and entered into as of the 23rd day of June, 1997, by and among TARRYTOWNS BANK, FSB, a savings bank organized and operating under the federal laws of the United States and having its executive offices at 75 North Broadway, Tarrytown, New York 10591-0187 ("Bank"); TAPPAN ZEE FINANCIAL, Inc., a business corporation organized and existing under the laws of the State of Delaware and also having its executive offices at 75 Broadway, Tarrytown, New York 10591-0187 ("Holding Company"); and James D. Haralambie, an individual residing at 2042 Palmer Avenue, Larchmont, New York 10538 ("Employee").

                             W I T N E S S E T H :

            WHEREAS, effective as of October 5, 1997, the Bank converted from a federal mutual savings bank to a federal stock savings bank and has become a wholly-owned subsidiary of the Holding Company; and

            WHEREAS, the Bank desires to secure for itself the continued availability of the Employee's services; and

            WHEREAS, the Bank recognizes that a third party may at some time in the future pursue a Change of Control of the Bank or the Holding Company and that this possibility may result in the departure or distraction of the Bank's employees; and

            WHEREAS, the Bank has determined that appropriate steps should be taken to encourage the continued attention and dedication of the Bank's employees, including the Employee, to their duties for the Bank without the distraction that may arise from the possibility of a Change of Control of the Bank or the Holding Company; and

            WHEREAS, the Bank believes that, by assuring certain employees, including the Employer, of reasonable financial security in the event of a Change of Control of the Bank or the Holding Company, such employees will be in a position to perform their duties free from financial self interest and in the best interests of the Bank and its shareholders; and

            WHEREAS, for purposes of securing the Employee's services for the Bank, the Board of Directors of the Bank ("Board") has authorized the proper officers of the Bank to enter into an employee retention agreement with the Employee on the terms and conditions set forth herein; and

            WHEREAS, the Board of Directors of the Holding Company has authorized the Holding Company to guarantee the Bank's obligations under such an employee retention agreement; and
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                                      -2-


            WHEREAS, the Employee is willing to make the Employee's services available to the Bank on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Bank, the Holding Company and the Employee hereby agree as follows:

            Section 1. Effective Date.

            (a) This Agreement shall be effective as of the date first above written and shall remain in effect during the term of this Agreement which shall be for a period of three (3) years commencing on the date of this Agreement, plus such extensions as are provided pursuant to section 1(b); provided, however, that if the term of this Agreement has not otherwise terminated, the term of this Agreement will terminate on the date of the Employee's termination of employment with the Bank; and provided, further, that the obligations under section 8 of this Agreement shall survive the term of this Agreement if payments become due hereunder.

            (b) Prior to each anniversary date of this Agreement, the Board shall consider the advisability of an extension of the term in light of the circumstances then prevailing and may, in its discretion, approve an extension to take effect as of the upcoming anniversary date. If an extension is approved, the term of this Agreement shall be extended so that it will expire three (3) years after such anniversary date.

            (c) Notwithstanding anything herein contained to the contrary: (i) the Employee's employment with the Bank may be terminated at any time, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Employee's employment following the expiration of the Assurance Period upon such terms and conditions as the Bank and the Employee may mutually agree upon.

            Section 2. Assurance Period.

            (a) The assurance period ("Assurance Period") shall be for a period commencing on the date of a Change of Control, as defined in section 10 of this Agreement, and ending on the second (2nd) anniversary of the date on which the Assurance Period commences, plus such extensions as are provided pursuant to the following sentence. The Assurance Period shall be automatically extended for one
(1) additional day each day, unless either the Bank or the Employee elects not to extend the Assurance Period further by giving written notice to the other party, in which case the Assurance Period shall become fixed and shall end on the second (2nd) anniversary of the date on which such written notice is given; provided, however, that if following a Change of Control, the Office of Thrift Supervision (or its successor) is the Bank's primary federal regulator, the Agreement shall be subject to extension not more frequently than annually and only upon review and approval of the Board.
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                                      -3-


            (b) Upon termination of the Employee's employment with the Bank, any daily extensions provided pursuant to the preceding sentence, if not theretofore discontinued, shall cease and the remaining unexpired Assurance Period under this Agreement shall be a fixed period ending on the later of the second (2nd) anniversary of the date of the Change of Control, as defined in section 10 of this Agreement, or the second anniversary of the date on which the daily extensions were discontinued.

            Section 3. Duties.

            During the period of the Employee's employment that falls within the Assurance Period, the Employee shall: (a) except to the extent allowed under section 6 of this Agreement, devote his full business time and attention (other than during weekends, holidays, vacation periods, and periods of illness, disability or approved leave of absence) to the business and affairs of the Bank and use his best efforts to advance the Bank's interests; (b) serve in the position to which the Employee is appointed by the Bank, which, during the Assurance Period, shall be the position that the Employee held on the day before the Assurance Period commenced or any higher office at the Bank to which he may subsequently be appointed; and (c) subject to the direction of the Board and the By-laws of the Bank, have such functions, duties, responsibilities and authority commonly associated with such position.

            Section 4. Compensation.

            In consideration for the services rendered by the Employee during the Assurance Period, the Bank shall pay to the Employee during the Assurance Period a salary at an annual rate equal to the greater of:

            (a) the annual rate of salary in effect for the Employee on the day before the Assurance Period commenced; or

            (b) such higher annual rate as may be prescribed by or under the authority of the Board;

provided, however, that in no event shall the Employee's annual rate of salary under this Agreement in effect at a particular time during the Assurance Period be reduced without the Employee's prior written consent. The annual salary payable under this section 4 shall be subject to review at least once annually and shall be paid in approximately equal installments in accordance with the Bank's customary payroll practices. Nothing in this section 4 shall be deemed to prevent the Employee from receiving additional compensation other than salary for his services to the Bank, or additional compensation for his services to the Holding Company, upon such terms and conditions as may be prescribed by or under the authority of the Board or the Board of Directors of the Holding Company.

            Section 5. Employee Benefit Plans and Programs.

            Except as otherwise provided in this Agreement, the Employee shall, during the Assurance Period, be treated as an employee of the Bank and be eligible to participate in and receive benefits under The Tarrytown and North Tarrytown Savings and Loan Association Retirement Income Plan ("Retirement Plan"), group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and such other employee benefit plans and programs, including, but not limited to, any incentive compensation plans or programs (whether or not employee benefit plans or programs), any stock option and appreciation rights plan, employee stock ownership plan and restricted stock plan, as may from time to time be maintained by, or cover employees of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and with the Bank's customary practices.

            Section 6. Board Memberships.

            The Employee may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld), and he may engage in personal business and investment activities for his own account; provided, however, that such service and personal business and investment activities shall not materially interfere with the performance of his duties under this Agreement.

            Section 7. Working Facilities and Expenses.

            During the Assurance Period, the Employee's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location within Westchester County at which the Bank shall maintain its principal executive offices, or at such other location as the Bank and the Employee may mutually agree upon. The Bank shall provide the Employee, at his principal place of employment, with a private office, stenographic services and other support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Bank shall reimburse the Employee for his ordinary and necessary business expenses, including, without limitation, the Employee's travel and entertainment expenses, incurred in connection with the performance of the Employee's duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

            Section 8. Termination of Employment with Bank Liability.

            (a) In the event that the Employee's employment with the Bank shall terminate during the Assurance Period, or prior to the commencement of the Assurance Period but within three (3) months of and in connection with a Change of Control as defined in section 10 of this Agreement on account of:

            (i) The Employee's voluntary resignation from employment with the Bank within ninety (90) days following:

                  (A) the failure of the Bank's Board to appoint or re-appoint or elect or re-elect the Employee to serve in the same position in which the Employee was serving, on the day before the Assurance Period commenced or a more senior office;

                  (B) the failure of the stockholders of the Holding Company to elect or re-elect the Employee as a member of the Board, if he was a member of the Board on the day before the Assurance Period commenced;

                  (C) the expiration of a thirty (30) day period following the date on which the Employee gives written notice to the Bank of its material failure, whether by amendment of the Bank's Organization Certificate or By-laws, action of the Board or the Holding Company's stockholders or otherwise, to vest in the Employee the functions, duties, or responsibilities vested in the Employee on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior office to which the Employee may be appointed), unless during such thirty (30) day period, the Bank fully cures such failure;

                  (D) the failure of the Bank to cure a material breach of this
            Agreement by the Bank, within thirty (30) days following written notice from the Employee of such material breach;

                  (E) a reduction in the compensation provided to the Employee, or a material reduction in the benefits provided to the Employee under the Banks's program of employee benefits, compared with the compensation and benefits that were provided to the Employee on the day before the Assurance Period commenced;

                  (F) a change in the Employee's principal place of employment that would result in a one-way commuting time in excess of the greater of (I) 30 minutes or (II) the Employee's commuting time immediately prior to such change; or

            (ii) the discharge of the Employee by the Bank for any reason other than for "cause" as provided in section 9(a);

then, subject to section 21, the Bank shall provide the benefits and pay to the Employee the amounts provided for under section 8(b) of this Agreement; provided, however, that if benefits or payments become due hereunder as a result of the Employee's termination of employment prior to the commencement of the Assurance Period, the benefits and payments provided for under section 8(b) of this Agreement shall be determined as though the Employee had remained in the service of the Bank (upon the terms and conditions in effect at the time of his actual termination of service) and had not terminated employment with the Bank until the date on which the Employee's Assurance Period would have commenced.

            (b) Upon the termination of the Employee's employment with the Bank under circumstances described in section 8(a) of this Agreement, the Bank shall pay and provide to the Employee (or, in the event of the Employee's death, to the Employee's estate):

            (i) the Employee's earned but unpaid compensation (including, without limitation, all items which constitute wages under section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this section 8(b)) as of the date of the termination of the Employee's employment with the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

            (ii) the benefits, if any, to which the Employee is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's Employees and employees;

            (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 8(b)(ii) and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Employee, for the remaining unexpired Assurance Period, coverage equivalent to the coverage to which the Employee would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater) if the Employee had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of compensation achieved during the Employee's period of actual employment with the Bank;

            (iv) within thirty (30) days following the Employee's termination of employment with the Bank, a lump sum payment, in an amount equal to the present value of the salary that the Employee would have earned if the Employee had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during the Employee's period of actual employment with the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding periods corresponding to the Bank's regular payroll periods for its Employees, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

            (v) within thirty (30) days following the Employee's termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of:

                  (A) the present value of the aggregate benefits to which the
            Employee would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Bank if the Employee were 100% vested thereunder and had continued working for the Bank during the remaining unexpired Assurance Period such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the remaining unexpired Assurance Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 8(b)(i), (vii), (viii) and (ix);

                  (B) the present value of the benefits to which the Employee is actually entitled under such defined benefit pension plans as of the date of his termination;

      where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Employee's termination of employment occurs ("Applicable PBGC Rate").

            (vi) within thirty (30) days following the Employee's termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank, if he were 100% vested thereunder and had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of compensation achieved during the Employee's period of actual employment with the Bank, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of the discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

            (vii) the payments that would have been made to the Employee under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank, if he had continued working for the Bank during the remaining unexpired Assurance Period and had earned the maximum bonus or incentive award in each calendar year that ends during the remaining unexpired Assurance Period, such payments to be equal to the product of:

                  (A) the maximum percentage rate at which an award was ever available to the Employee under such incentive compensation plan; multiplied by

                  (B) the salary that would have been paid to the Employee
            during each such calendar year at the highest annual rate of salary achieved during the remaining unexpired Assurance Period, such payments to be made (without discounting for early payment) within thirty (30) days following the Employee's termination of employment.

            (viii) at the election of the Bank made within thirty (30) days following the Employee's termination of employment with the Bank, upon the surrender of options or appreciation rights issued to the Employee under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

                  (A) the excess of (I) the fair market value of a share of
            stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                  (B) the number of shares with respect to which options or
            appreciation rights are being surrendered.

      For purposes of this section 8(b)(viii) and for purposes of determining the Employee's right following his termination of employment with the Bank to exercise any options or appreciation rights not surrendered pursuant hereto, the Employee shall be deemed to be fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Bank, even if the Employee is not vested under such plan or program; and

            (ix) at the election of the Bank made within thirty (30) days following the Employee's termination of employment with the Bank, upon the surrender of any shares awarded to the Employee under any restricted stock plan maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

                  (A) the fair market value of a share of stock of the same
            class of stock granted under such plan, determined as of the date of the Employee's termination of employment; multiplied by

                  (B) the number of shares which are being surrendered.

      For purposes of this section 8(b)(ix) and for purposes of determining the Employee's right following his termination of employment with the Bank to any stock not surrendered pursuant hereto, the Employee shall be deemed to be fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Bank, even if the Employee is not vested under such plan.

The Bank and the Employee hereby stipulate that the damages which may be incurred by the Employee following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 8(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Employee's efforts, if any, to mitigate damages.

            Section 9. Termination without Additional Bank Liability.

            In the event that the Employee's employment with the Bank shall terminate during the Assurance Period on account of:

            (a) the discharge of the Employee for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Employee shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Employee and a reasonable opportunity for the Employee to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the Employee for cause; or

            (b) the Employee's voluntary resignation from employment with the Bank for reasons other than those specified in section 8(a)(i); or

            (c) the Employee's death; or

            (d) a determination that the Employee is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Bank shall have no further obligations under this Agreement, other than the payment to the Employee (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which the Employee is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank.

            Section 10. Change of Control.

            (a) A Change of Control of the Bank ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

            (i) approval by the stockholders of the Bank of a transaction that would result in the reorganization, merger or consolidation of the Bank, respectively, with one or more other persons, other than a transaction following which:

                  (A) at least 51% of the equity ownership interests of the
            entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
            Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank; and

                  (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank;

            (ii) the acquisition of substantially all of the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Bank of any transaction which would result in an acquisition; or

            (iii) a complete liquidation or dissolution of the Bank, or approval by the stockholders of the Bank of a plan for such liquidation or dissolution;

            (iv) the occurrence of any event if, immediately following such event, at least fifty percent (50%) of the members of the Board do not belong to any of the following groups:

                  (A) individuals who were members of the Board on the date of this Agreement; or

                  (B) individuals who first became members of the Board after the date of this Agreement either:

                        (1) upon election to serve as a member of the Board by
                  affirmative vote of three-quarters (3/4) of the members of such Board, or a nominating committee thereof, in office at the time of such first election; or

                        (2) upon election by the stockholders of the Board to
                  serve as a member of the Board, but only if nominated for election by affirmative vote of three-quarters (3/4) of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

      provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
      Act) other than by or on behalf of the Board of the Bank;

            (v) any event which would be described in section 10(a)(i), (ii),
      (iii) or (iv) if the term "Holding Company" were substituted for the term "Bank" therein.

            (b) In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Bank or any subsidiary of either of them, by the Holding Company, the Bank or any subsidiary of either of them, or by any employee benefit plan maintained by any of them.

            Section 11. No Effect on Employee Benefit Plans or Programs.

            The termination of the Employee's employment during the Assurance Period or thereafter, whether by the Bank or by the Employee, shall have no effect on the rights and obligations of the parties hereto under the Bank's Retirement Plan, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs (whether or not employee benefit plans or programs) and any defined contribution plan, employee stock ownership plan, stock option and appreciation rights plan, and restricted stock plan, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Employee to which the Bank or the Holding Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

            Section 12. Successors and Assigns.

            This Agreement will inure to the benefit of and be binding upon the Employee, his legal representatives and testate or intestate distributees, and the Bank and the Holding Company, their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Bank or the Holding Company may be sold or otherwise transferred.

            Section 13. Notices.

            Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

            If to the Employee:

                  Mr. James D. Haralambie
                  2042 Palmer Avenue
                  Larchmont, New York 10538

            If to the Bank:

                  Tarrytowns Bank, FSB
                  75 North Broadway
                  Tarrytown, New York 10591-0187

                  Attention: Corporate Secretary
            with a copy to..

                  Thacher Proffitt & Wood
                  Two World Trade Center
                  New York, New York 10048

                  Attention: W. Edward Bright, Esq.

            If to the Holding Company:

                  Tappan Zee Financial, Inc.
                  75 North Broadway
                  Tarrytown, New York 10591

                  Attention: Chairman of the Board

            with a copy to:

                  Thacher Proffitt & Wood
                  Two World Trade Center
                  New York, New York 10048

                  Attention: W. Edward Bright, Esq.

            Section 14. Indemnification and Attorneys' Fees.

            The Bank shall indemnify, hold harmless and defend the Employee against reasonable costs, including legal fees, incurred by the Employee in connection with or arising out of any action, suit or proceeding in which the Employee may be involved, as a result of the Employee's efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Employee shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations hereunder shall be conclusive evidence of the Employee's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

            Section 15. Severability.

            A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

            Section 16. Waiver.

            Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

            Section 17. Counterparts.

            This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

            Section 18. Governing Law.

            This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States, and in the absence of controlling federal law, the laws of the State of New York, without reference to conflicts of law principles.

            Section 19. Headings and Construction.

            The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

            Section 20. Entire Agreement; Modifications.

            This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

            Section 21. Required Regulatory Provisions.

            The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

            (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Employee under section 8(b) hereof (exclusive of amounts described in section 8(b)(i), (viii) and (ix)) exceed the three times the Employee's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five calendar years).

            (b) Notwithstanding anything herein contained to the contrary, any payments to the Employee by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

            (c) Notwithstanding anything herein contained to the contrary, if the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 18l8(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Employee all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

            (d) Notwithstanding anything herein contained to the contrary, if the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all
      prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Employee shall not be affected.

            (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Employee shall not be affected.

            (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c);
      (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

            Section 22. Guaranty.

            The Holding Company hereby irrevocably and unconditionally guarantees to the Employee the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

            IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Agreement to be executed and the Employee has hereunto set his hand, all as of the day and year first above written.

                                        /s/ James D. Haralambie
                                        -------------------------------
                                        JAMES D. HARALAMBIE


ATTEST:                                 TARRYTOWNS BANK, FSB

By /s/ [ILLEGIBLE]
   ---------------
      Secretary                         By /s/ Marvin Levy
                                           ----------------------------
                                           Name:  Marvin Levy
                                           Title: Chairman of the Board

[Seal]


ATTEST:                                 TAPPAN ZEE FINANCIAL, INC.

By /s/ [ILLEGIBLE]
   ---------------
      Secretary                         By /s/ Marvin Levy
                                           ----------------------------
                                           Name:  Marvin Levy
                                           Title: Chairman of the Board


[Seal]

STATE OF NEW YORK       )
                        :ss.:
COUNTY OF WESTCHESTER   )

            On this 8 day of July, 1997, before me personally came James D. Haralambie, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.

                                        /s/ Christina Vidal
                                        -------------------
                                        Notary Public

                                                        CHRISTINA VIDAL
                                                Notary Public, State of New York
                                                          No. 4915964
                                                Qualified in Westchester County
                                                 Commission Expires May 2, 1998

STATE OF NEW YORK       )
                        :ss.:
COUNTY OF WESTCHESTER   )

            On this 8 day of July, 1997, before me personally came Marvin Levy, to me known, who, being by me duly sworn, did depose and say that he resides at 257 Benedict Avenue, Tarrytown, New York 10591 that he is a member of the Board of Directors of TARRYTOWNS BANK, FSB, the savings bank described in and which executed the foregoing instrument; that he knows the seal of said savings bank; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said savings bank; and that he signed his name thereto by like authority.

                                        /s/ Christina Vidal
                                        -------------------
                                        Notary Public

                                                        CHRISTINA VIDAL
                                                Notary Public, State of New York
                                                          No. 4915964
                                                Qualified in Westchester County
                                                 Commission Expires May 2, 1998

STATE OF NEW YORK       )
                        :ss.:
COUNTY OF WESTCHESTER   )

            On this 8 day July, 1997, before me personally came Marvin Levy, to me known, who, being by me duly sworn, did depose and say that he resides at 257 Benedict Avenue, Tarrytown, New York 10591, that he is a member of the Board of Directors of TAPPAN ZEE FINANCIAL, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                        /s/ Christina Vidal
                                        -------------------
                                        Notary Public

                                                        CHRISTINA VIDAL
                                                Notary Public, State of New York
                                                          No. 4915964
                                                Qualified in Westchester County
                                                 Commission Expires May 2, 1998